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                                                                    Exhibit 5.1

                                  HALE AND DORR
                                 60 State Street
                                Boston, MA 02109



                               September 27, 1996

         Staples, Inc.
         One Research Drive
         Westborough, MA  01581

              Re:  Staples, Inc.
                   1994 Employee Stock Purchase Plan
                   ---------------------------------


         Ladies and Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 2,250,000 shares of Common Stock, $0.0006 par value per share (the "Shares"), of Staples, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1994 Employee Stock Purchase Plan (the "Plan").

              We have examined the Restated Certificate of Incorporation of the Company and the By-Laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

               In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.





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         Staples, Inc.
         September 27, 1996
         Page 2



               We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.


                                           Very truly yours,

                                           /s/ Hale and Dorr
                                           --------------------------
                                           HALE AND DORR